UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 2, 2016

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective January 20, 2016, WindStream Technologies, Inc. (the “Company”) issued 149,000,000 shares of common stock to an accredited investor upon conversion of $8,940 in principal of an outstanding convertible debenture at a conversion price of $0.00006 per share.

Effective February 2, 2016, the Company issued 83,333,333 shares of common stock to an accredited investor upon conversion of $5,000 in principal of an outstanding convertible debenture at a conversion price of $0.00006 per share.

Effective February 24, 2016, the Company issued 166,192,253 shares of common stock to an accredited investor upon conversion of $1,661.92 in principal of an outstanding convertible debenture at a conversion price of $0.00001 per share.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Effective February 24, 2016, after the issuances described above, the Company had 3,391,678,948 shares of common stock issued and outstanding.

2

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: February 26, 2016	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

3